Exhibit 10.6

EXECUTION VERSION

FORM OF

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into on November 2, 2025 by and between CompoSecure, Inc., a Delaware corporation (the “Company”), and each of the undersigned investors (each, an “Investor”).

WHEREAS, the Company is seeking commitments from interested investors to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), in a private placement for a purchase price of $18.50 per share of Common Stock;

WHEREAS, the aggregate purchase price to be paid by each Investor for the aggregate number of shares of Common Stock to be purchased by such Investor (the “Purchased Shares”) (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”;

WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company is entering into separate purchase agreements (collectively, the “Other Purchase Agreements”) with certain investors (collectively, the “Other Investors”), severally and not jointly, to purchase Common Stock from the Company with an aggregate purchase price, inclusive of the Purchase Price, of approximately $2.0 billion (the transactions contemplated by this Purchase Agreement and the Other Purchase Agreements, collectively, the “PIPE Investment”);

WHEREAS, the Board of Directors of the Company has (a) approved this Purchase Agreement, the Other Purchase Agreements, the PIPE Investment and the Merger Agreement and the Merger (each as defined below), (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Purchase Agreement, the Other Purchase Agreements and the Merger Agreement, and to consummate the PIPE Investment and the Merger, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of the PIPE Investment; and

WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company or one of its subsidiaries entered into a Share Purchase Agreement (the “Merger Agreement”) with PE Seller (as defined therein) (“Platinum”) and the other signatories thereto, pursuant to which, among other things, following the satisfaction of the conditions set forth in the Merger Agreement, the Company will acquire Husky Technologies Limited (“Husky”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each Investor and the Company acknowledge and agree as follows:

1.            Purchase. The Investor hereby agrees to purchase at the Closing (as defined below) from the Company, and the Company hereby agrees to issue and sell to the Investor at the Closing, the number of Purchased Shares set forth on the signature page of this Purchase Agreement at the Purchase Price, on the terms and subject to the conditions provided for herein.

2.            Closing.

(a)            The closing of the purchase and sale of the Purchased Shares contemplated hereby (the “Closing”) shall take place on the closing date of the Merger (the “Closing Date”), immediately prior to or substantially concurrently with the consummation of the Merger, after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Section 3 (other than those that by their nature are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (or through electronic exchange of documents and signatures), unless another time, date or place is agreed to in writing by the Company and the Investor.

(b)            At least ten (10) business days in advance of the anticipated Closing Date, the Company shall deliver written notice to the Investor (the “Closing Notice”) specifying (i) the anticipated Closing Date, and (ii) wire instructions for delivery of the Purchase Price to the Company (which wire instructions shall include a callback number for one or more authorized persons at the Company, which shall permit Investor to contact such authorized person(s) to confirm the accuracy of such wire instructions).

(c)            At least three (3) business days prior to the Closing, the Investor shall (i) deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 (or in the case the Investor is a non-U.S. person, a duly completed and executed Internal Revenue Service Form W-8) and (ii) pay to the Company the Purchase Price, in cash, by wire transfer of immediately available funds to the escrow account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. In the event the Closing does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice or if this Purchase Agreement is terminated prior to the Closing and, in either case, any funds have already been sent to the escrow account specified by the Company in the Closing Notice, the Company shall promptly (but no later than three (3) business days following the anticipated Closing Date specified in the Closing Notice or termination of this Agreement, as applicable) return, or cause the return of, such funds delivered by any Investor for payment of such Investor’s Purchase Price by wire transfer in immediately available funds to the account specified in writing by such Investor, without deduction for or on account of any tax, withholding, charges or set-off, provided, that unless this Purchase Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Purchase Agreement or relieve the Investor of its obligation to purchase the Purchased Shares at the Closing.

(d)            At the Closing, the Company shall issue the Purchased Shares to the Investor and subsequently cause the Purchased Shares to be registered in book entry form in the name of the Investor on the Company stock register with the Company’s transfer agent.

(e)            For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.            Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement is subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by each party entitled to the benefit thereof) of the following conditions:

(a)            there shall not be in force any law, rule or regulation, injunction or order, in each case, whether temporary, preliminary or permanent, enjoining or prohibiting the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement or the consummation of the transactions contemplated hereby;

(b)            the Merger Agreement or any provision thereof shall not have been amended, modified or waived in contravention of Section 10(f) hereof;

(c)            all conditions precedent to the closing of the Merger set forth in the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or waived in accordance with Section 10(f) hereof, and the consummation of the Merger shall occur substantially concurrently with or immediately following the Closing;

(d)            the shares of Common Stock to be issued in the PIPE Investment shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of the issuance thereof, the Common Stock shall not have been suspended from trading on such exchange, and no stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock;

(e)            solely with respect to the Investor’s obligation to close, the Company shall have obtained all governmental, regulatory or third-party consents and approvals required for the sale and issuance of the Purchased Shares;

(f)            (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by the Company, and (ii) solely with respect to the Company’s obligation to close, the representations and warranties made by the Investor, in each case, in this Purchase Agreement shall be true and correct in all material respects as of the Closing Date other than (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date; provided that with respect to the representations and warranties made by the Company in Sections 5.5, 5.7, 5.8, 5.9, 5.12 and 5.14 of the Merger Agreement (without giving effect to any amendments thereto entered into following the date hereof), which are incorporated by reference pursuant to Section 5(w) of this Purchase Agreement, such representations and warranties are true and correct except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement);

(g)            all obligations, covenants and agreements to be performed or complied with hereunder by the Company or Investor, as applicable, shall have been performed or complied with in all material respects by the Company or Investor, as applicable;

(h)            solely with respect to the Company’s obligation to close, the Investor shall have delivered to the Company the requested information set forth on Schedule A hereto;

(i)            solely with respect to the Investor’s obligation to close, the lock-up provisions in (1) that certain Lock-Up Agreement by and between the Company and Resolute Compo Holdings LLC, and (2) that certain Investor Rights Agreement by and between the Company and Platinum, each dated as of the date hereof, shall have been executed and not have been amended, waived or terminated without the prior written consent of Investor; and

(j)            solely with respect to the Investor’s obligation to close, the purchase of the Common Stock under Other Purchase Agreements representing at least $1.8 billion of the PIPE Investment shall have occurred substantially concurrently with the purchase of the Purchased Shares hereunder.

4.            Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Purchase Agreement. Notwithstanding anything in this Section 4 to the contrary, Investor shall not be required to take any action, execute any document, or provide any information to any person in connection with, or arising out of, or related to the transactions contemplated by the Merger Agreement or the Company’s obligations thereunder.

5.            Representations and Warranties. The Company represents and warrants to the Investor that:

(a)            The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently and as proposed to be conducted and to enter into, deliver and perform its obligations under this Purchase Agreement.

(b)            The Purchased Shares are duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Purchase Agreement and registered with the Company’s transfer agent, the Purchased Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Purchase Agreement or applicable securities laws or those imposed by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or contractual arrangements (as in effect at such time of issuance).

(c)            This Purchase Agreement and the Other Purchase Agreements (collectively, the Transaction Documents”) have been duly authorized, executed and delivered by the Company and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investor and that each Other Purchase Agreement constitutes the valid and binding agreement of the investor party thereto, each Transaction Document is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale by the Company of the Purchased Shares pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, commitment, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, or result in the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company or any of its subsidiaries, that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or affect the validity of the Purchased Shares or the legal authority of the Company to comply in all material respects with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(e)            As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. Except as set forth in the Parent SEC Documents (as defined in the Merger Agreement) and pursuant to the Other Purchase Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any securities of the Company.

(f)             The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and sale of the Purchased Shares pursuant to this Purchase Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by NYSE, including with respect to obtaining approval of the Company’s stockholders of the shares of Common Stock issuable in connection with the PIPE Investment, or (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(g)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Purchased Shares by the Company to the Investor.

(h)           The Company and each of its subsidiaries has at all times since January 1, 2024 been in compliance in all material respects with all laws applicable to the Company or such subsidiary or by which any of the material assets of the Company or its subsidiaries is bound.

(i)            The Company is not, and, after giving effect to the offering and sale of Common Stock in the PIPE Investment, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, and shall not rely on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act as a basis for being exempt from such registration.

(j)            Neither the Company nor any person acting on its behalf has offered or sold the Purchased Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(k)            The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on NYSE or to deregister the Common Stock under the Exchange Act.

(l)            The Company is not under any obligation to pay any broker’s fee or broker’s commission in connection with the sale of the Purchased Shares.

(m)           None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or other relevant sanctions authority of the United States, United Kingdom or the European Union, or is currently subject to any investigation, inquiry, or enforcement action by the U.S. Department of the Treasury’s Office of Investment Services and Programs. If it is a financial institution, the operations of the Company are in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and other applicable money laundering statutes (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The Company is either (i) not a “person of a country of concern” or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time. The Company has no intention of becoming a “person of a country of concern” that engages in any “covered activity.”

(n)            All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Merger Agreement. The Merger Agreement constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has provided to the Investor the execution version of the Merger Agreement.

(o)            The information to be in included in the Proxy Statement (as defined in the Merger Agreement) will not, as of the date the Proxy Statement is filed with the SEC and at the Closing Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stead therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading but excluding any forward looking statements contained therein.

(p)            The Company Investor Presentation provided to the Investor in connection with the PIPE Investment (the “Investor Presentation”), as of the date of such Investor Presentation, did not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, but excluding any forward-looking statements or projected financial information contained therein. Any such forward-looking statements or projected financial information contained therein were prepared in good faith on a reasonable basis based on the information then available to the Company.

(q)            (i) The representations and warranties of the Company contained in Sections 5.1, 5.2, 5.3, 5.5, 5.7, 5.8, 5.9, 5.12, 5.14 and 5.17 of the Merger Agreement (without giving effect to any amendments thereto entered into following the date hereof) are incorporated by reference herein mutatis mutandis as if fully set forth in this Purchase Agreement as of the date hereof and as of the Closing Date, and are for the benefit of the Investor.

(r)            As of the date hereof, to the knowledge of the Company, the representations and warranties contained in Article III and Article IV of the Merger Agreement, as each may be qualified by the Company Disclosure Schedules (as defined in the Merger Agreement), are true and correct.

(s)            (i) No Other Purchase Agreement provides for any terms, rights or benefits to the investor under such Other Purchase Agreement that are more favorable to such other investor than the terms, rights and benefits hereof, and (ii) none of the Company, Husky or Resolute Holdings Management, Inc. has entered into any side letter or similar agreement regarding any other investor’s participation in the PIPE Investment other than the Other Purchase Agreements that is materially more favorable to such other investor than the terms, rights and benefits hereof.

6.            Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)            (i) The Investor has conducted its own investigation of the Company, the Common Stock and the other outstanding securities of the Company, (ii) the Investor has had access to, and an adequate opportunity to review, financial and other information as the Investor deems necessary to make its decision to purchase the Purchased Shares, (iii) the Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Purchased Shares and (iv) the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Shares.

(b)            The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto. Accordingly, the Investor understands that the transactions contemplated by this Purchase Agreement meet the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(c)            The Investor is not purchasing the Purchased Shares with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, and the information set forth on Schedule A hereto with respect to the Investor shall be true in all respects. The Purchased Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or other securities laws of the United States or any state thereof.

(d)            The Investor (i) is an “institutional account” as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating the Investor’s purchase of the Purchased Shares. Accordingly, the Investor understands that the offering meets (A) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (B) the institutional customer exemption under FINRA Rule 2111(b).

(e)            The Investor is aware that the offer and sale to the Investor of the Purchased Shares is being made in reliance on a private placement exemption from registration under the Securities Act and the Investor is acquiring the Purchased Shares for the Investor’s own account or for an account over which the Investor exercises sole discretion for another qualified institutional buyer or accredited investor.

(f)            The Investor is able to fend for itself in the transactions contemplated herein. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares, has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(g)            The Investor acknowledges and agrees that the offer and sale of the Purchased Shares have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale in a transaction not requiring registration under the Securities Act, and unless so registered, the Purchased Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges and agrees that any certificates or book entries representing the Purchased Shares shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 8(e)). The Investor acknowledges and agrees that the Purchased Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Purchased Shares and may be required to bear the financial risk of an investment in the Purchased Shares for an indefinite period of time. The Investor acknowledges and agrees that the Purchased Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Shares.

(h)            If the Investor is purchasing the Purchased Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.

(i)             The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Shares, including, with respect to the Company, its other securities and the business of the Company and its subsidiaries. The Investor acknowledges that the Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review the Company’s filings with the SEC and certain additional information related to the Merger and Husky. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Shares, including those set forth in the Company’s filings with the SEC. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither the Company nor the Company’s advisors or other representatives have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.

(j)             The Investor became aware of this offering of the Purchased Shares solely by means of direct contact between the Investor and the Company or a representative of the Company (including a third party acting on behalf of the Company or its affiliates), and the Purchased Shares were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company (including a third party acting on behalf of the Company or its affiliates). The Investor did not become aware of this offering of the Purchased Shares, nor were the Purchased Shares offered to the Investor, by any other means. The Investor acknowledges that the Purchased Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that the Investor has relied solely upon independent investigation made by the Investor and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any third party acting on behalf of the Company or its affiliates, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Documents, the Investor Presentation and the representations and warranties of the Company expressly contained in or incorporated into Section 5, in making its investment or decision to invest in the Company and the Purchased Shares.

(k)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Shares or made any findings or determination as to the fairness of this investment.

(l)             The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.

(m)           The execution, delivery and performance by the Investor of this Purchase Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents (if the Investor is not a natural person), including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, except any such breach, default or conflict, as the case may be, that would not, individually or in the aggregate, have a material adverse effect on the ability of Investor to consummate the transactions contemplated by this Purchase Agreement. The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Company, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(n)            The Investor, or in the case Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other individual acting in a similar capacity or carrying out a similar function, is not: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by OFAC, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly fifty percent (50%) or more owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, the Crimea region of Ukraine, or any other country or territory that is the subject of comprehensive trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or, to the Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), then the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Purchased Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or in a manner that would violate any sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, or any applicable anti-bribery, anti-corruption or anti-money laundering laws.

(o)            If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plans’ fiduciary, with respect to its decision to acquire and hold the Purchased Shares, and none of the parties to the transactions contemplated by this Purchase Agreement is or shall at any time be the Plans’ fiduciary with respect to any decision in connection with the Investor’s investment in the Purchased Shares; and (B) its purchase of the Purchased Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of any applicable Similar Laws.

(p)            When required to deliver payment to the Company pursuant to Section 2, the Investor will have sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Purchased Shares pursuant to this Purchase Agreement.

(q)            The Investor acknowledges and agrees that, except for the SEC Documents, the Investor Presentation and the representations and warranties of the Company expressly set forth in or incorporated by reference into Section 5, neither the Company nor any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to the Company or its affiliates or their respective securities or businesses, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, Husky or their respective affiliates or with respect to any other information provided or made available to the Investor or its affiliates or representatives in connection with PIPE Investment (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Investor or its representatives in “data rooms,” management presentations, marketing materials or due diligence sessions in expectation of the PIPE Investment). The Investor acknowledges and agrees that, to the maximum extent permitted by law, no investor pursuant to any Other Purchase Agreement (including any of such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) shall be liable to the Investor pursuant to this Purchase Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Shares.

7.            No Hedging. The Investor has not, during the period commencing as of the time that the Investor first agreed to receive information from the Company regarding the transaction contemplated hereby and ending immediately prior to the date hereof, entered into, any “short sales” (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200(a)) or any “put equivalent position” as such term is defined in Rule 16a-1(h) under the Exchange Act with respect to the Purchased Shares. Notwithstanding the foregoing, (i) if the Investor is a multi-managed investment vehicle or sovereign wealth fund whereby separate portfolio managers, investment teams or business lines manage separate portions of such Investor’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager, investment team or business line, as applicable, that made the investment decision to purchase the Purchased Shares and (ii) in the case that Investor’s investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales of the securities of the Company on behalf of other funds or investment vehicles for which Investor’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder.

8.            Registration Rights.

(a)            The Company agrees to use commercially reasonable efforts to, within fifteen (15) business days following the Closing Date (or, if the Company is on the Closing Date a well-known seasoned issuer, within five (5) business days following the Closing Date) (the “Filing Date”), file with the SEC a registration statement for a shelf registration on Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) or Form S-1 (if the Company is then not eligible to use a Form S-3 shelf registration) (the “Registration Statement”) covering the resale of the Purchased Shares pursuant to this Purchase Agreement (such shares of Common Stock and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such purchased Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”); and, if such Registration Statement does not become effective automatically upon filing, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, and no later than the earlier of (i) forty five (45) days following the Filing Date (or ninety (90) days if the SEC reviews the Registration Statement) (provided, that such periods shall be extended for the duration of any closure of the SEC due to a government shutdown), and (ii) five (5) business days after being informed (in writing or orally) that the SEC will not review or has completed its review of the Registration Statement; provided, that the Company’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its permitted assigns, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. The Company shall not name any Investor as an “underwriter” in the Registration Statement without the prior written consent of the Investor unless the SEC requests that Investor be identified as a statutory underwriter; provided that if the SEC requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. The Company shall provide Investor with the Registration Statement, as applicable, for review not less than five (5) business days before filing. The Company shall, upon request, inform the Investor as to the status of the registration effected by the Company pursuant to this Purchase Agreement (to the extent the Registration Statement does not become effective automatically upon filing).

(b)            Notwithstanding any other provision of this Purchase Agreement, if as a result of SEC review, there is a limitation on the number of Registrable Shares permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by Investor as to its Registrable Shares, the number of Registrable Shares to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Registrable Shares held by all selling stockholders to be included in such Registration Statement, subject to a determination by the SEC that certain selling stockholders must be reduced first based on the number of Registrable Shares held by such selling stockholders, and subject to any other registration rights agreements of the Company in effect as of the Closing Date. In the event such a limitation is imposed, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by applicable securities laws, one or more Registration Statements on Form S-3 (if available) or such other form available to register for resale those Registrable Shares that were not registered for resale on the initial Registration Statement.

(c)            At its expense the Company shall:

(i)            except during any customary blackout or similar period for which the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investor ceases to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investor may be sold without the requirement for the Company to be in compliance with the current public information requirement of Rule 144(i)(2) under the Securities Act and without volume or manner of sale restrictions under Rule 144. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)           during the Registration Period, promptly advise the Investor:

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

(iii)          during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)          during the Registration Period, upon the occurrence of any event contemplated in Section 8(c)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and

(vi)          during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement.

(d)            Notwithstanding anything to the contrary in this Purchase Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of the Registration Statement (or any prospectus therein) if (x) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by the Company or its affiliates is pending or an event has occurred, which negotiation, consummation or event that the Company reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable judgment of the Company to cause the Registration Statement to fail to comply with applicable disclosure requirements, (y) such delay in filing or effectiveness (but not preparation) of, or suspension of, the Registration Statement arises out of the unavailability of required financial statements or (z) in the good faith judgment of the Company, such filing or effectiveness or use of such Registration Statement would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Company, in the best interests of the Company to disclose and is not otherwise required to be disclosed, and in either case, the Company concludes as a result to defer such filing or terminate or suspend the use of such Registration Statement (or any prospectus included therein) (each such circumstance, a “Suspension Event”); provided that (a) with respect to the filing and effectiveness of the initial Registration Statement filed pursuant to this Section 8, the Company shall cure any delay as promptly as commercially practicable, and (b) otherwise, the Company may not delay or suspend the Registration Statement for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any consecutive twelve (12) month period. Upon receipt of any written notice (which notice shall not contain material non-public information) from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (I) it will immediately discontinue offers and sales of the Investor’s Purchased Shares under the Registration Statement (until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales) and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Investor’s Purchased Shares in the Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Investor’s Purchased Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)            If the Purchased Shares are sold (i) pursuant to an effective Registration Statement or (ii) Rule 144 under the Securities Act, then at the Investor’s written request, each of the Company and the Investor will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Purchased Shares will be removed in connection with such sale of such shares, subject to receipt from the Investor by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel, in a form reasonably acceptable to its transfer agent, regarding the removal of such restrictive legends.

(f)             Following such time as Rule 144 under the Securities Act is available for the Purchased Shares, with a view to making available to the Investor the benefits of Rule 144, the Company agrees, for so long as the Investor holds the Purchased Shares purchased pursuant to this Purchase Agreement, to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(g)            Indemnification.

(i)            The Company agrees to indemnify, to the extent permitted by applicable law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, members, affiliates, managers, shareholders, partners, agents, advisers and employees, and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by or arising from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

(ii)           In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information so furnished to the Company in writing by on behalf of the Investor expressly for use therein; provided, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)           Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Purchased Shares purchased pursuant to this Purchase Agreement.

(v)           If the indemnification provided under this Section 8(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(g)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(g)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi)          The indemnification rights and obligations pursuant to this Section 8(g) are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 13 of this Purchase Agreement.

9.            Termination. This Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a)  the mutual written agreement of each of the parties hereto to terminate this Purchase Agreement, (b) the termination of the Merger Agreement in accordance with its terms, and (c) if the Closing has not occurred by May 2, 2026. The Company will promptly notify the Investor in writing of any termination of any Other Purchase Agreement.

10.          Miscellaneous.

(a)            Neither this Purchase Agreement nor any rights that may accrue to the Investor hereunder (other than the Purchased Shares acquired hereunder, if any) may be transferred or assigned, without consent of the Company, other than an assignment to any affiliate of the Investor or any fund or account managed or advised by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Purchase Agreement or a separate Purchase Agreement in substantially the same form as this Purchase Agreement, including with respect to the Purchase Price and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Purchase Agreement shall remain bound by its obligations under this Purchase Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the transactions contemplated hereby. Neither this Purchase Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company.

(b)            The Company may request from the Investor such additional information concerning the Investor as the Company may reasonably deem necessary to evaluate the eligibility of the Investor to acquire the Purchased Shares and in connection with the inclusion of the Purchased Shares in the Registration Statement, and the Investor shall promptly provide such information concerning the Investor as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of any applicable stock exchange. The Investor acknowledges that the Company may file a copy of the form of this Purchase Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of the Company.

(c)            The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d)            The Company and the Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)            This Purchase Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. The Company shall not amend, modify or waive (or approve an amendment, modification or a waiver requested by Husky of, or fail to contest an action regarding a breach of) any provision of the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that Investor would reasonably expect to receive pursuant to this Purchase Agreement without the consent of the Investor, it being understood that any amendment, modification or waiver of the Merger Agreement that would result in (x)  the Company issuing more than 60,827,026 shares of Common Stock in the aggregate in consideration for the consummation of the transactions contemplated by the Merger Agreement (for the avoidance of doubt, excluding the PIPE Investment), or (y) the Company owning, directly or indirectly, as of immediately following the consummation of the transactions contemplated by the Merger Agreement, less than 100% of the issued and outstanding equity interests in each of the Company (as defined in the Merger Agreement), New BC (as defined in the Merger Agreement) and TargetCo (as defined in the Merger Agreement), shall require the consent of the Investor.

(g)            No Other Purchase Agreement provides for any terms, rights or benefits to the investor under such Other Purchase Agreement that are more favorable to such other investor than the terms, rights and benefits hereof, and none of the Company, Husky or Resolute Holdings Management, Inc. has entered into any side letter or similar agreement regarding any other investors participation in the PIPE Investment other than the Other Purchase Agreements that is materially more favorable to such other investor than the terms, rights and benefits hereof. After the date hereof, no Other Purchase Agreement shall be amended or modified, and no terms or conditions thereof waived, in each case in a manner that is materially more favorable to such other investor than the terms, rights and benefits hereof, unless such amendment, modification or waiver is also offered to the Investor; provided that each Other Purchase Agreement reflects the same per share purchase price for the Purchased Shares and has other economic terms with respect to the purchase of the Purchased Shares that are no more favorable to any such other investor thereunder than the terms of this Purchase Agreement.

(h)            This Purchase Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(g) with respect to the persons referenced therein, this Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(i)             Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)             If any provision of this Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)            Without limiting any remedies of a party hereunder for a breach of this Purchase Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Purchase Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(l)             This Purchase Agreement may be executed and delivered (including by means of telecopied signature pages or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Purchase Agreement. The Purchase Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Purchase Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The parties irrevocably and unreservedly agree that this Purchase Agreement may be executed by way of electronic signatures and the parties agree that this letter, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

(m)           The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Purchase Agreement and to specific enforcement of this Purchase Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Purchase Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(n)            Any claim, action, suit or proceeding based upon, arising out of or related to this Purchase Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 10(n); provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 12.

(o)            This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

(p)            Each party acknowledges and agrees that any controversy which may arise under this Purchase Agreement or the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Purchase Agreement or the transactions contemplated by this Purchase Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Purchase Agreement by, among other things, the mutual waiver and certifications in this Section 10(p).

11.          Disclosure; Press Releases.

(a)            The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Purchase Agreement (provided that, if this Purchase Agreement is executed between midnight and 9:00 a.m., New York City time on any business day, no later than 9:01 a.m. on the date hereof), issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”, and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”), which Current Report on Form 8-K shall include as exhibits the Merger Agreement and the Investor Presentation provided to the Investor in connection with the PIPE Investment, disclosing any material non-public information within the meaning of the federal securities laws that the Company or any person acting at its direction or on its behalf has provided to the Investor in connection with the transactions contemplated by this Purchase Agreement or the Merger Agreement prior to the filing of the Disclosure Document (which includes, for the avoidance of doubt, the material terms of the transactions contemplated hereby, the material terms of the Merger Agreement and the transactions contemplated thereby and any other material non-public information with respect to the Company made available to the Investor). Following the Disclosure Time, the Investor shall not be in possession of any material non-public information regarding the Company received from the Company or any person acting at its direction or on its behalf, and the Investor shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company or any of its affiliates, relating to the transactions contemplated by this Purchase Agreement.

(b)            The Company (i) shall not publicly disclose the name of Investor, its advisers or any of their respective affiliates, or include the name of Investor, its advisers or any of their respective affiliates in any press release, without the prior written consent of Investor and (ii) shall not publicly disclose the name of Investor, its advisers or any of their respective affiliates, or include the name of Investor, its advisers or any of their respective affiliates in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Investor, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 8, or (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE, in which case Company, as applicable, shall provide Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Investor regarding such disclosure. Investor will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the PIPE Investment (including filings with the SEC). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for Company to further disclose such information. From and after the Disclosure Time, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Investor or any of its affiliates, advisers, agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential pursuant to the Investor’s standard “wall-cross” procedures.

12.          Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when sent by electronic mail with no mail undeliverable or rejection notice, addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Company, to:

CompoSecure, Inc.
309 Pierce Street
Somerset, NJ 08873

Attention:	Thomas R. Knott, Chief Investment Officer
Email:	[***]

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019

Attention:	Laura C. Turano Tim Cruickshank David A.P. Marshall
Email:	lturano@paulweiss.com tcruikshank@paulweiss.com dmarshall@paulweiss.com or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13.          Indemnification.

(a)            The Company agrees to indemnify and hold harmless each Investor and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Purchase Agreement or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any third party (including a stockholder of the Company), whether directly or in a derivative capacity, who is not an affiliate of the Indemnified Person, with respect to the transactions contemplated by this Purchase Agreement or the Merger Agreement, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

(b)            Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

(c)            The indemnification rights and obligations pursuant to this Section 13 are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 8(g) of this Purchase Agreement.

14.          Separate Obligations. The obligations of Investor under this Purchase Agreement are several and not joint with the obligations of any investor under the Other Purchase Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any other investor under the Other Purchase Agreements. The decision of Investor to purchase the Purchased Shares pursuant to this Purchase Agreement has been made by Investor independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither Investor nor any of its agents or employees shall have any liability to any other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Purchase Agreement, and no action taken by Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute Investor and such other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and such other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Purchase Agreement and the Other Purchase Agreements. Investor acknowledges that no other investor under the Other Purchase Agreements has acted as agent for Investor in connection with making its investment hereunder and no other investor under the Other Purchase Agreements will be acting as agent of Investor in connection with monitoring its investment in the Purchased Shares or enforcing its rights under this Purchase Agreement. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Purchase Agreement, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:

Signature

By:
Name:
Title:

Name in which Purchased Shares are to be registered (if different):

Investor’s SSN/EIN:

Business Address:	Mailing Address (if different):

Street:	Street:

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email:	Email:

Number of Purchased Shares being purchased:

Aggregate Purchase Price: $__________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company has accepted this Purchase Agreement as of the date first written above.

COMPOSECURE, INC.

By:
Name:
Title:

[Signature Page to Purchase Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

[Schedule A to Purchase Agreement]

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 calendar days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors;

☐	Any entity of a type not listed first, second, third, fourth, ninth or tenth bullets of this section, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office pursuant to the requirements set forth above.

This page should be completed by the Investor
and constitutes a part of the Purchase Agreement.

[Schedule A to Purchase Agreement]